SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) August 3, 2006


                                 MEDIAVEST, INC.
             (Exact name of registrant as specified in its charter)


         New Jersey                     00-10039                 22-2267658
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                      2121 Avenue of the Stars, Suite 1650
                              Los Angeles, CA 90067

                         (Address of principal executive
                           offices including zip code)


                                 (310) 601-2500

                         (Registrant's telephone number,
                              including area code)


                                      N.A.
          (Former name or former address, if changed since last report)


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 3, 2006, upon the appointment of Mr. David Chazen as President and a member of the Board of Directors (as discussed below), the Company has agreed to compensate Mr. Chazen for his services as President at a rate of $10,000 per month, beginning on September 1, 2006. This compensation arrangement can be terminated by either the Company or Mr. Chazen upon written notice to the other party. In addition, for agreeing to serve as a member of the Company's Board of Directors, Mr. Chazen was granted a warrant to purchase 150,000 shares of the Company's common stock, having an exercise price of $2.50 and an expiration date of August 2, 2008. Furthermore, on August 3, 2006, Mr. Barry Regenstein, a member of the Company's Board of Directors, was granted, for his services as a member, a warrant to purchase 50,000 shares of the Company's common stock, having an exercise price of $2.50 and an expiration date of August 2, 2008. The warrants granted to Messrs. Chazen and Regenstein contain standard piggyback registration rights.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the warrants to Messrs. Chazen and Regenstein on August 3, 2006 is incorporated by reference herein and made a part hereof. The issuance was made in reliance on the exemption from registration contained in
Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 3, 2006, Mr. Chazen was appointed to the Board of Directors of the Company by unanimous vote of the directors, increasing the size of the Company's Board of Directors from three to four members. In addition, Mr. Chazen was appointed President of the Company.

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There are no arrangements or understandings between Mr. Chazen and any other person pursuant to which Mr. Chazen was selected as president and director. There are no transactions to which the Company is a party and in which Mr. Chazen had a material interest that are required to be disclosed under Item 404(a) and (b) of Regulation S-B. Mr. Chazen has not previously held any positions with the Company. Mr. Chazen has no family relations with any directors or executive officers of the Company. Mr. Chazen also sits on the Board of Directors of U.S. Wireless Data, Inc.

Mr. Chazen is Managing Director of Chazen Capital Partners, a private investment partnership founded in 1997 that provides equity capital and management support to consumer oriented companies. Mr. Chazen also serves as President of Win Stuff Corporation, the largest specialized operator of entertainment skill crane vending machines in the U.S. Mr. Chazen also serves as the president of Good Stuff Toys, a manufacturer of licensed toys. Mr. Chazen is also the Managing Director of HQ Enterprises, a provider of stored value gift cards for the shopping mall industry. Mr. Chazen is a director of the St. Johns Companies, the Chazen Institute of International Business at Columbia University, the Society of Fellows at the Aspen Institute, and Jazz Aspen. Mr. Chazen also serves on the Board of Advisors of Trinad Management, LLC, the manager of Trinad Capital L.P., the Company's principal stockholder. Mr. Chazen received his B.S. from the Wharton School at the University of Pennsylvania in 1982, and his MBA from Columbia Business School in 1986.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT NUMBER         DESCRIPTION
--------------         -----------

4.1                    Form of Warrant
10.1 Letter Agreement between the Company and David Chazen, dated as of August 3, 2006

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MEDIAVEST, INC.
                                           (Registrant)

Dated:   August 9, 2006
                                           By: /s/ Robert Ellin
                                               ---------------------------------
                                               Robert Ellin
                                               Chairman, Chief Executive Officer
                                               and President